UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2013

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Blvd, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on February 13, 2013, Overland Storage, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with the investor party thereto (the “Investor”), pursuant to which the Company agreed to sell 1,020,409 shares (the “Shares”) of the Company’s common stock, no par value per share, for an aggregate offering price of approximately $1.0 million (the “Offering”). Pursuant to the Placement Agent Agreement by and between the Company and Roth Capital Partners, LLC, dated February 13, 2013, the Company agreed to pay the Placement Agent a commission equal to 5.75% of the gross proceeds from the Offering and to pay or reimburse certain expenses of the Placement Agent, subject to a maximum reimbursable amount. The Offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-179170), and the prospectus supplement dated February 13, 2013.

A copy of the opinion of O’Melveny & Myers LLP related to the legality of the Shares is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of O’Melveny & Myers LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: February 19, 2013	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of O’Melveny & Myers LLP.